SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): November 19, 2001

                     ARDENT COMMUNICATIONS, INC.
       ------------------------------------------------------
       (Exact Name of Registrant as Specified in Its Charter)

                             Delaware
           ----------------------------------------------
           (State or Other Jurisdiction of Incorporation)


       000-26103                                         52-2066769
  ---------------------                     --------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


                    6861 Elm Street, Third Floor
            McLean, Virginia                              22101
----------------------------------------                ----------
(Address of Principal Executive Offices)                (Zip Code)


                                (703) 276-4200
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On November 19, 2001, Ardent Communications, Inc. and its wholly owned subsidiary Ardent, Inc. (together, the "Company") sold substantially all of the assets comprising the Company's digital subscriber line ("DSL") business to Network Access Solutions Corporation (the "Buyer"). The sale of the DSL assets was effectuated pursuant to an order of the United States Bankruptcy Court for the District of Columbia, which currently has jurisdiction over the voluntary Chapter 11 case commenced by the Company on October 10, 2001.

     The sale of the DSL assets was made pursuant to the Asset Purchase Agreement (the "Agreement") between the Company and the Buyer dated as of October 25, 2001. Pursuant to the Agreement, upon the closing of the sale transaction the Buyer paid total cash consideration to the Company of approximately $2,000,000 and assumed certain liabilities of the Company in the aggregate amount of $4,700,000.

  The foregoing description of the asset sale transaction is qualified in its entirety by reference to the Agreement, a copy of which is attached as
Exhibit 2.1 and by this reference made a part hereof.


ITEM 7. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)    Exhibits

            2.1 Asset Purchase Agreement dated as of October 25, 2001 by and between Ardent Communications, Inc., Ardent, Inc. and Network Access Solutions Corporation.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Ardent Communications ,Inc.


Date: November 30, 2001       By:  /s/ Amit D. Rikhy
                                   -----------------------------
                                   Amit D. Rikhy
                                   Senior Vice President and Chief
                                   Financial Officer